ASSETMARK FUNDS - AssetMark Large Cap Value Fund
#77. O) Transactions Effected Pursuant to Rule 10f-3

Name of Issuer:                             Travelers Property Casualty Corp.
Type of Security:                           Common Stock
Trade Date:                                 3/21/02
Maturity Date:                              N/A
Interest Rate:                              N/A
Total Shares Purchased:                     13,500
Total Purchase:                             $249,750
Aggregate shares of offering:               210,000,000
Aggregate value of offering:                $3,885,000,000
Securities acquired from:                   Deutsche Bank - Alex Brown
Underwriting Syndicate's Members:

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
Deutsche Banc Alex. Brown Inc.
Fox-Pitt, Kelton Inc.
J.P. Morgan Securities Inc.
Neuberger Berman LLC
UBS Warburg LLC
The Williams Capital Group, L.P.
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
M.R. Beal & Company
William Blair & Company, L.L.C.
CIBC World Markets Corp.
Edward D. Jones & Co., L.P.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Robertson Stephens, Inc.
Sandler O'Neill & Partners L.P.
SG Cowen Securities Corporation
SunTrust Capital Markets, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Securities, LLC
BMO Nesbitt Burns Corp.
BNY Capital Markets, Inc.
Charles Jordan & Co., LLC
Chatsworth Securities LLC
CMG Institutional Trading, LLC
Cochran, Caronia Securities L.L.C.
Doley Securities, Inc.
Dowling & Partners Securities, LLC
Friedman, Billings, Ramsey & Co., Inc.
Guzman & Company
Harvestons Securities, Inc.
Jackson Securities Incorporated
Jefferies & Company, Inc.
C.L. King & Associates, Inc.
The Malachi Group, Inc.
May Davis Group
Melvin Securities, L.L.C.
Monness, Crespi, Hardt & Co. Inc.
Ormes Capital Markets, Inc.
Pinnacle Investment, Inc.
Samuel A. Ramirez & Company, Inc.
Sanders Morris Harris
SBK-Brooks Investment Corp.
Scotia Capital (USA) Inc.
Muriel Siebert & Co., Inc.
Sturdivant & Co., Inc.
TD Securities (USA) Inc.
Utendahl Capital Partners, L.P.
Pryor, Counts & Co., Inc.